SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. )

Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
(X) Preliminary proxy statement
( ) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Gleason Corporation
              (Name of Registrant as Specified in Its Charter)

                             Ralph E. Harper
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
(X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
    6(i)(2).

( ) $500 per each party to the controversy pursuant to Exchange
    Act  Rule 14a-6(i)(3).

( ) Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregrate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

    (4) Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

                        PRELIMINARY COPY

                                   Gleason Corporation
                                   1000 University Avenue
                                   P.O. Box 22970
                                   Rochester, New York 14692-2970



                                   March 29, 1996



Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Gleason Corporation Stockholders to be held on Tuesday, May 7, at the Company's offices at 1000 University Avenue, Rochester, New York. Your Board of Directors looks forward to greeting personally those stockholders able to attend. Enclosed you will find a postcard to be returned to Gleason Corporation which will reserve a seat for you at the Annual Meeting. When we receive your card, tickets for attendance will be mailed to you. Stockholders must have a ticket to attend the Annual Meeting.

          At the meeting, in addition to electing three directors and appointing independent auditors, you are being asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 8,750,000 shares to 20,000,000 shares.

          It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

          Thank you for your cooperation.

                              On Behalf of the Board of Directors

                              Sincerely,

                              James S. Gleason
                              James S. Gleason
                              Chairman and President

                       PRELIMINARY COPY

                     GLEASON CORPORATION
        NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS


TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Gleason
Corporation will be held at the Company's offices at 1000 University Avenue, Rochester, New York on Tuesday, May
7, 1996 at 10:00 A.M. for the following purposes:

           (1)  To elect three directors for three-year terms;

           (2)  To approve an amendment to the Company's
                Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 8,750,000, par value $1.00 per share, to 20,000,000 shares, par value $1.00 per share;

           (3) To appoint Ernst & Young LLP as independent auditors for 1996;

           (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


          The Board of Directors has fixed the close of business on March 14, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                              By Order of the Board of Directors
                              RALPH E. HARPER, Secretary

Rochester, New York
March 29, 1996

_______________________________________________________________
Please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope, which will require no postage if mailed in the United States.
_______________________________________________________________

Gleason Corporation, 1000 University Avenue, P.O. Box 22970,
Rochester, New York 14692-2970

                        PRELIMINARY COPY

                        PROXY STATEMENT



          This Proxy Statement is furnished in connection with

solicitation of the enclosed proxy on behalf of the Board of

Directors of Gleason Corporation in connection with the Annual

Meeting of Stockholders of the Company to be held on May 7, 1996.


          The principal executive offices of the Company are

located at 1000 University Avenue, Rochester, New York 14692-

2970.  The approximate date on which this proxy statement and the enclosed proxy are being sent to stockholders is March 29,

1996.


          The close of business on March 14, 1996 has been fixed

as the record date for determination of the stockholders

entitled to notice of, and to vote at, the meeting.  On that date there were outstanding and entitled to vote 5,182,674

shares of Common Stock, each of which is entitled to one vote on each matter at the meeting.


          The enclosed proxy, if properly completed, signed and

returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no

choices are specified, will be voted for the election as

directors of the persons nominated by the Board of Directors,

for the proposal to amend the Company's Certificate of

Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue, and for the

appointment of Ernst & Young LLP as independent auditors for

1996.  A stockholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written

notice to that effect to the Secretary of the Company, (ii)

executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.



                     ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION

 OF THE NOMINEES.


          The Company's Board of Directors is divided into

three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and have qualified.  The terms of Julian W. Atwater,

Robert W. Bjork, and Donald D. Lennox expire this year and the

Board of Directors has nominated each of them to serve as a

director for a three-year term.  The Board of Directors believes that the nominees will be available and able to serve as directors but,

if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.


          Directors are elected by a plurality of the votes

cast by stockholders entitled to vote in the election.  Validly submitted proxies indicating abstentions and broker non-votes are counted for quorum purposes but are not counted for or

against the election of directors.  The Company's by-laws

govern the methods for counting votes and, subject thereto,

vest this responsibility in the inspectors of election

appointed to perform this function.


          The Board of Directors of the Company has an Audit

Committee, a Nominating Committee, and an Executive

Compensation Committee.


          The members of the Audit Committee are Robert W.

Bjork, Chairman, Martin L. Anderson, J. David Cartwright, John

W. Guffey, Jr., Donald D. Lennox and Robert A. Sherman.  This

Committee is responsible for evaluating audits and the

independence of the Company's auditors and also reviews

accounting principles, internal controls and compliance with certain Company policies.  In 1995 this Committee held two

meetings.


          The members of the Nominating Committee are Donald D.

Lennox, Chairman, Martin L. Anderson, Julian W. Atwater, Robert

W. Bjork, J. David Cartwright, John W. Guffey, Jr. and Robert

A. Sherman.  This Committee is responsible for identifying,

considering, and recommending to the Board of Directors

nominees for election as directors.  This Committee held three meetings in 1995.


          The members of the Executive Compensation Committee

are Robert A. Sherman, Chairman, Martin L. Anderson, Julian W.

Atwater, J. David Cartwright, John W. Guffey, Jr. and Donald D.

Lennox.  This Committee, which held four meetings in 1995,

reviews executive compensation and approves compensation for senior executives, adopts compensation plans other than those providing for the issuance of stock, authorizes executive

employment arrangements and administers the Company's incentive compensation plans.


          Directors who are employees of the Company receive no

additional compensation for service as directors.  Directors who are not employees of the Company receive an annual fee of

$9,000 for service as directors plus $1,000 for each Board

meeting attended and $750 for each committee meeting attended,

but only $450 per meeting in excess of one per day.  Committee chairmen receive an additional $300 for each committee meeting which they chair.  Each director who is not an employee of the

Company is required to defer at least fifty percent (50%) of all directors' fees earned into the Stock Account of the

Company Plan for Deferral of Directors' Fees.  This Plan

provides that deferred fees are credited to a hypothetical

Stock Account as if used to purchase shares of the Company's

Common Stock.  The Plan also permits deferral of fees that are not applied to the Stock Account into an account that earns

interest at the prime rate. Under the Company's 1992 Stock

Plan, each year each director who is not an employee of the

Company receives an option to purchase 1,000 shares of the

Company's Common Stock.  These options are exercisable at the fair market value per share on the date of the grant and are fully exercisable six months after the date of the grant for a term expiring ten years from the date of grant,

subject to earlier expiration if the grantee ceases to serve as a director.


          During 1995 the Board of Directors held seven meetings. In

1995 all the directors attended at least 75% of the total

number of meetings of the Board of Directors and of Board committees on which they served.


          The following table sets forth information about the

nominees and those directors whose terms of office will continue after the Annual Meeting.

                                        PRINCIPAL OCCUPATIONS AND
                DIRECTOR    TERM        OTHER DIRECTORSHIPS
NAME AND AGE      SINCE     EXPIRES     HELD IN PUBLIC COMPANIES

Nominees:

Julian W.          1976     1996        Julian W. Atwater, P.C.
 Atwater (64)                           is a partner in Nixon,
                                        Hargrave, Devans & Doyle LLP,
                                        attorneys

Robert W.          1968     1996        Personal investments and
 Bjork (69)                             private consulting with
                                        Jefferson Financial Corp. since
                                        1995; prior thereto Vice
                                        President of Schaenen Wood &
                                        Associates, Inc., an investment
                                        management firm (1992-1995);
                                        prior thereto Managing Director
                                        of Weatherly Capital
                                        Corporation, an investment
                                        management firm

Donald D.          1987     1996        Chairman of International
 Lennox (77)                            Imaging Materials, Inc., a
                                        manufacturer of thermal
                                        transfer ribbons for office
                                        equipment, since 1990; prior
                                        thereto Chairman and Chief
                                        Executive Officer of Schlegel
                                        Corporation (1987-1989); prior
                                        thereto Chairman, President
                                        and Chief Executive Officer
                                        of Navistar International
                                        Corporation; Director:
                                        Navistar International
                                        Corporation, Prudential
                                        Mutual Fund Management
                                        Corporation


Other Directors:

J. David
Cartwright (57)    1993     1997        President of Cooper
                                        Hand Tools, a division of
                                        Cooper Industries, Inc.,
                                        since 1994; prior thereto
                                        President, Champion Spark
                                        Plug Company, (1992-1994);
                                        prior thereto President of
                                        Cooper Power Tools Division
                                        (1988-1992)

                                        PRINCIPAL OCCUPATIONS AND
                DIRECTOR    TERM        OTHER DIRECTORSHIPS
NAME AND AGE      SINCE     EXPIRES     HELD IN PUBLIC COMPANIES


James S.           1965     1997        Chairman, Chief Executive
 Gleason (61)                           Officer and President of the
                                        Company

Martin L.          1995     1998        Associate Director of the
 Anderson (47)                          International Motor Vehicle Program,
                                        Massachusetts Institute of
                                        Technology since 1993; prior
                                        thereto Vice President of
                                        Gemini Consulting (1986-
                                        1993)

John W.            1995     1998        Chairman, President and Chief
 Guffey, Jr. (57)                       Executive Officer of Coltec
                                        Industries since 1995; prior
                                        thereto President and Chief
                                        Operating Officer of Coltec
                                        Industries (1991-1994);
                                        Group President of Coltec
                                        Industries (1987-1991);
                                        Director:  Giddings & Lewis,
                                        Inc.

Robert A.          1979     1998        Former Chairman and Managing
 Sherman (77)                           Director of Bausch & Lomb Ireland
                                        Limited (1984-1989); prior
                                        thereto Senior Vice
                                        President-Finance and
                                        Administration of Eastman
                                        Kodak Company

          PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE

PROPOSAL.



      The Board of Directors has adopted a resolution declaring

it advisable to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the

Company is authorized to issue from Eight Million Seven Hundred and Fifty Thousand (8,750,000) shares, par value One Dollar ($1.00)

per share, to Twenty Million (20,000,000) shares, par value One

Dollar ($1.00) per share.


       On March 14, 1996 there were 5,182,674 shares of Common

Stock of the Company issued and outstanding, and 620,807 shares reserved for issuance, or transfer from the Company's treasury,

upon exercise of options or grant of restricted stock under the

Company's 1981 and 1992 Stock Plans, or for distributions of shares pursuant to deferrals under the Directors' Fees Deferral

Plan.  Accordingly, there are available for issuance, or held in the Company's treasury, other than for purposes of those

Plans, only 2,946,519 shares of Common Stock.


       The Company's Certificate of Incorporation also

authorizes the issuance of 500,000 shares of Preferred Stock,

par value $1.00 per share, with such designations, powers,

preferences and relative, participating, optional or other

special rights or qualifications, limitations or restrictions thereof, as the Board of Directors shall determine.  No such shares have been issued, but 87,500 shares have been designated by the Board as Series A Junior Participating Preferred Stock

and reserved for issuance upon exercise of Rights under the

Company's Shareholder Rights Plan adopted in June 1989.


       The Board of Directors believes it advisable and

desirable that the Company have additional shares available for issuance. The additional shares could be used for various

corporate purposes, such as distributions in the nature of

stock dividends or splits, acquisitions, or public or private sale to raise additional capital, as approved by the Board.

Such issuance would not require any further shareholder

authorization.  Company shareholders do not have preemptive

rights and would not have such rights with respect to the newly authorized shares.


       The Board of Directors does not have any present plans

for issuance of the Company's presently available authorized unissued shares, or the additional shares for which

authorization is sought.  The price of the Company's stock, or other conditions, could, however, be such that the Board would conclude that it would be desirable to make a distribution of stock in the nature of a stock dividend or split, or sell

additional shares, or such shares might be utilized in

effecting one or more desirable mergers or acquisitions.

Authorization of the additional shares will provide greater

capacity and flexibility to take advantage of such

opportunities if they arise.


       While the Board does not have any intention at this time

of using the additional shares for "anti-takeover" purposes,

they could potentially be used for such purposes.  For example,

they might be issued under circumstances which could make it more difficult for any person or entity to acquire or gain

control of the Company.  The Board is not, however,

recommending the increase as part of any "anti-takeover"

strategy, and neither it nor management of the Company has

knowledge of any pending or threatened effort by anyone to

acquire control of the Company.


       The proposed amendment would amend the first sentence of

Article FOURTH of the Company's Restated Certificate of

Incorporation to read as follows:


           FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million Five Hundred Thousand
       (20,500,000) shares of which Twenty Million (20,000,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share and Five Hundred Thousand (500,000) shares shall be Preferred Stock with a par value of One Dollar ($1.00) per share.


     The affirmative vote of holders of a majority of the

outstanding shares of Common Stock of the Company will be

necessary to approve the amendment.



                           AUDITORS


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE

APPOINTMENT OF ERNST & YOUNG LLP.



       The Board of Directors has recommended that Ernst &

Young LLP be appointed as auditors of the Company for 1996.  A representative of that firm will be present at the Annual

Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

                        STOCK OWNERSHIP


       The following table sets forth information, based upon

reports filed by such persons with the Securities and Exchange

Commission, with respect to the persons believed by the Company to be the beneficial owners of more than 5% of its outstanding

Common Stock.

                                  Number of     Percent
Name and Address                  Shares        of Class


Gleason Foundation                679,563<F1>     13.1%
  1000 University Avenue
  Rochester, New York  14692

The Retirement Plan               385,052<F1>      7.4%
  of The Gleason Works
  1000 University Avenue
  Rochester, New York  14692

FMR Corp. and                     353,200<F2>     6.8%
  Edward C. Johnson 3d
  82 Devonshire Street
  Boston, Massachusetts  02109

Dimensional Fund Advisors, Inc.   312,100<F3>     6.0%
  1299 Ocean Avenue, Suite 650
  Santa Monica, California  90401


[FN]
      <F1>  Sole dispositive and voting powers.  See also
            Note 6 to the following table.

      <F2>  Sole dispositive power and, with respect to
            42,300 shares, sole voting power.

      <F3>  Sole dispositive and, with respect to 174,100
            shares, sole voting power. Officers of Dimensional Fund Advisors Inc. vote an additional 116,700 shares as officers of the DFA Investment Trust Company and an additional 21,300 shares as officers of DFA Investment Dimensions Group Inc.

   The following table sets forth information, as of March 1,

1996, with respect to the beneficial ownership of the Company's

Common Stock by (a) each of the directors of the Company, (b)

the Company's Chief Executive Officer and its four other most highly compensated executive officers as of December 31, 1995,

and (c) all directors and officers of the Company as a group.

                            Number of Shares           Percent
     Name                   of Common Stock <F1>       of Class
Martin L. Anderson             1,969<F2><F3>                *
Julian W. Atwater             11,086<F2><F3>                *
Robert W. Bjork               10,561<F2><F3>                *
J. David Cartwright            4,852<F2><F3>                *
John W. Guffey, Jr.            3,959<F2><F3>                *
Donald D. Lennox              14,737<F2><F3>                *
Robert A. Sherman             24,250<F2><F3>                *
James S. Gleason             208,144<F2><F4><F5>          3.8%
David J. Burns                21,456<F2><F5>                *
Ralph E. Harper               22,333<F2><F5>                *
Richard Johnstone             18,500<F2><F5>                *
John B. Kodweis               33,603<F2><F5>                *

All directors and          1,490,341<F2><F3><F4><F5><F6> 27.4%
officers as a
group (16 persons)
______________________

* Less than 1% of the outstanding shares of Common Stock.

   <F1>  Except as indicated in Notes 2 and 3, for all shares listed the person possesses sole voting power and, except as indicated in Notes 3, 4 and 5, sole investment power.

   <F2>  Includes stock options which are exercisable prior to
         May 1, 1996: Messrs. Atwater, Bjork, Lennox and Sherman - 8,000 shares each; Messrs. Anderson, Cartwright, Guffey, Gleason, Burns, Harper, Johnstone and Kodweis - 1,000, 2,000, 1,000, 128,900, 16,011,
         16,500, 11,000 and 25,545 shares respectively; and all directors and officers as a group - 265,701 shares.

   <F3>  Includes 969, 586, 561, 2,852, 959, 6,237 and 9,349
         hypothetical shares (without voting power) credited to the accounts of Messrs. Anderson, Atwater, Bjork, Cartwright, Guffey, Lennox and Sherman, respectively, pursuant to the Directors Fees Deferral Plan.

   <F4>  Includes 32,855 shares held in a trust of which
         Mr. Gleason is an income beneficiary, the trustee of which has agreed to vote and dispose of the shares only as specified by him.

   <F5>  Includes the following number of shares which at March
         1, 1996 were subject to restrictions on disposition:
         Messrs. Gleason, Burns, Harper, Johnstone and Kodweis 7,412, 4,418, 1,438, 100 and 3,275 shares respectively;
         and all directors and officers as a group - 29,607 shares.

   <F6>  Includes 385,052 shares owned by The Retirement Plan of
         The Gleason Works, the powers to vote and dispose of which are vested in a committee comprised of Messrs. Gleason, Harper and Kodweis, and 679,563 shares owned by Gleason Foundation, a not-for-profit corporation, of which Messrs. Gleason, Harper and Kodweis are directors and/or officers. The stockholdings of these entities are not included above in those individuals' stockholdings.


              COMPENSATION OF EXECUTIVE OFFICERS


            EXECUTIVE COMPENSATION COMMITTEE REPORT

Principles of Executive Compensation

          The Company's Executive Compensation policy, which

applies to the CEO and all other executive officers, is

intended to align executive compensation with the long-term

interests of Company stockholders.  In applying this policy

the Executive Compensation Committee of the Board of Directors

(the "Committee") has followed a program to:

         * Establish salary and bonus opportunities to attract, motivate and retain executive talent necessary for the long-term success of the Company.

         * Integrate cash and equity based compensation so as to reward executives for performance that enhances the long-term value of shareholder equity.


Executive Compensation Program

          The program consists of both cash and equity based

compensation.  Cash compensation consists of a base salary and an opportunity for an annual bonus under the Annual Management

Incentive Compensation Plan ("AMICP").  The Company

participates in compensation surveys both on a regional and

national level, and retains Ernst & Young LLP to help insure that the Company's executive compensation program is

competitive within its industry and size.  The Committee

determines salary ranges for key executives, and reviews, at least annually, the performance of executive officers and

approves any adjustment in their base compensation.  In

addition, the Committee annually considers awards under the

AMICP.  Eligibility for a bonus award is determined by the

Company's and the executive's business unit's (if applicable)

return achieved on operating capital versus a targeted return,

and by the executive's personal performance. The targeted

return on operating capital is based on the Company's weighted average cost of capital as calculated each year and approved by the Committee.

          Long-term incentives are provided through the Stock

Plan approved by the stockholders at the 1992 Annual Meeting.

Under the Plan, the Committee has the authority to determine the individuals to whom stock options and shares of restricted stock are awarded, the number of shares awarded, and the terms of the grant.  The amounts of option grants are based on

industry comparisons and position levels.  Awards under the

Plan achieve the objective of aligning the long-range interests of the executive officers with those of stockholders by

providing executive officers an opportunity to have a financial stake in the Company that should increase as stock prices reflect improved Company performance.



Chief Executive Officer Compensation


          The Committee met in September 1994 to determine 1995

base compensation for the Company's Chief Executive Officer,

James S. Gleason.  It took note of the Company's return to

profitability in 1994, continued attention to managing costs,

reduced development cycles for new product introductions, and the implementation of a Total Quality System.  The Committee concluded, however, as recommended by Mr. Gleason, that there be no increase in his base salary for 1995.  Furthermore, no bonus for 1994 was awarded to him, since target financial

returns for the Company had not been met, largely because of continued depressed sales during the first nine months of 1994.

As a longterm incentive, however, stock options totaling 18,000 shares were granted to him in December 1994.


          The Committee met in December 1995 to determine Mr.

Gleason's compensation for 1996.  It took note of the

significant improvement in the Company's sales and financial performance in 1995, reflecting accelerated development of new products and continuing improved productivity in manufacturing and overhead operations, as well as greater strength in markets the Company serves.  In addition, recognition was given to the strategic acquisition in 1995 of the Hurth Company, which had an immediate positive contribution to Company results, and

longer term greatly augments the Company's ability to serve the cylindrical gear products market.  In view of these and other factors, the Committee increased Mr. Gleason's base salary by

$25,000 for 1996 to $330,000.  Also, as a long-term incentive,

stock options totaling 12,000 shares were granted to him at

that time.

          In February 1996 the Committee met to consider bonus

awards for 1995 under the AMICP.  An award of $63,168 was made to Mr. Gleason as a result of the Company having exceeded the threshold targeted financial returns under the Plan in 1995.




                EXECUTIVE COMPENSATION COMMITTEE
                  Robert A. Sherman, Chairman
                       Martin L. Anderson
                       Julian W. Atwater
                      J. David Cartwright
                      John W. Guffey, Jr.
                        Donald D. Lennox

                           STOCK PERFORMANCE GRAPH

          The graph below compares cumulative total return on the Company's

Common Stock, the S&P 500 Index and a peer group index* over the last five fiscal years.  The comparison assumes $100 was invested on January 1, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                               GLEASON CORPORATION

                 Comparison of Five Year Cumulative Total Return

                   vs. S&P 500 and 8 Company Peer Group Index*

                            Value of Investment ($)

Company/Index Name       12/31/90     12/31/91     12/31/92     12/31/93     12/31/94     12/31/95

Gleason Corporation         100         96.39       102.10       104.20       104.64       235.22
S&P 500                     100        130.47       140.41       154.56       156.60       215.45
Peer Group Index*           100        129.63       187.83       207.84       171.55       202.40


(The above table represents the data points of the Stock Performance
Graph)

* Includes Acme-Cleveland Corp., Brown & Sharpe Manufacturing Company, Cincinnati Milacron Inc., DeVlieg-Bullard, Inc., Giddings & Lewis, Inc., Hurco Companies, Inc., Monarch Machine Tool Company and Newcor, Inc.

                                       SUMMARY COMPENSATION TABLE

Set forth below is certain compensation information for periods during which the named persons served as executive officers of the Company.

                                                               Long Term
                  Annual Compensation                        Compensation

                                                                    Securities
                                          Other          Restricted Underlying   All Other
Name and                                  Annual         Stock      Options/     Compensa-
Principal                Salary    Bonus  Compensation   Awards<F1>    SARS      tion<F7>
Position        Year       ($)      ($)       ($)         ($)         (#)           ($)

James S.        1995     308,733   63,168      -             -<F2>  12,000       13,930
Gleason         1994     299,139       -       -             -      18,000       10,570
President and   1993     293,273       -       -             -      19,000       14,757
Chief
Executive
Officer

David J.        1995     138,338   33,466      -         48,750<F3>  7,000        7,234
Burns           1994     111,317       -       -          7,575      6,000        5,888
Executive       1993     100,962       -       -             -       4,500        2,257
Vice President

Ralph E.        1995     127,836   22,350      -             - <F4>  2,500        9,086
Harper          1994     117,641       -     12,103          -       4,500        7,060
Vice President  1993     111,542       -       -             -       5,000        6,337
Secretary &
Treasurer

Richard         1995     127,008   22,350      -             - <F5>    -          9,032
Johnstone       1994     120,549       -       -             -       4,000        7,264
Vice President- 1993     116,658       -       -         45,375      3,500        7,049
Technology
The Gleason
Works

John B.         1995     126,417   22,350      -         13,000<F6>  2,500        7,406
Kodweis         1994     115,808       -       -             -       4,500        6,955
Vice President- 1993     110,060       -       -             -       5,000        6,535
Administration
and Human
Resources



<F1> Holders of restricted stock are entitled to vote and receive dividends thereon.

<F2> Mr. Gleason holds an aggregate of 7,412 shares of restricted stock valued, as of fiscal year end, at $240,890.

<F3> Mr. Burns holds an aggregate of 4,418 shares of restricted stock valued as of fiscal year end at $143,585. The 1995 award was 1,500 shares, 60 of which become unrestricted on each anniversary after the award.
     The 1994 award was 500 shares, 19 of which become unrestricted on each anniversary of the award.

<F4> Mr. Harper holds an aggregate of 1,438 shares of restricted stock valued, as of fiscal year end, at $46,735.

<F5> Mr. Johnstone holds an aggregate of 100 shares of restricted stock valued, as of fiscal year end, at $3,250. The 1993 award was 3,000 shares.

<F6> Mr. Kodweis holds an aggregate of 3,275 shares of restricted stock valued, as of fiscal year end, at $106,438. The 1995 award was 400 shares which become unrestricted on the second anniverary of the award.

<F7> Includes for 1995: $6,000, $5,534, $5,114, $5,080 and $5,057 in defined contribution retirement plan awards on behalf of Messrs. Gleason, Burns, Harper, Johnstone and Kodweis, respectively, and $1,500, $1,300, $1,276, $1,270 and $1,260 in contributions to the Company's 401(k) plan for their benefit, respectively, and $6,430, $400, $2,696, $2,682, and $1,089 in group term life insurance premiums, respectively.



                         STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable
                   Securities               Exercise                   Value at Assumed
                   Underlying  % of Total   or Base                   Annual Rate of Stock
                   Options      Options     Price                      Price Appreciation for
                   Granted<F1> Granted to    ($ per  Expiration            Option Term<F2>
Name                 (#)       Employees     Share)    Date             5%($)          10%      ($)

James S. Gleason   12,000         35.8      34.8125   12/11/05         262,720       665,789

David J. Burns      7,000         20.9      34.8125   12/11/05         153,253       388,377

Ralph E. Harper     2,500          7.5      34.8125   12/11/05          54,733       138,706

John B. Kodweis     2,500          7.5      34.8125   12/11/05          54,733       138,706

All Employees      33,500        100.0                                 733,426     1,858,652

All Stockholders                                                   113,464,136   287,540,397

All Employee Gains
as % of all
Stockholder Gains                                                         .65%           .65%


<F1>  All options are exercisable at market value (average of high and low stock prices for the Company's Common Stock) at the date of grant. The exercise price may be paid by cash or by delivery of shares of the Company's Common Stock already owned by the executive officer.

<F2>  Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionholders' continued employment through the term of the option. The amounts reflected in this table may not necessarily be achieved.

                                OPTION EXERCISES IN LAST FISCAL YEAR AND
                                        YEAR END OPTION VALUES
                                               Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                               Options at Fiscal          In-The-Money- Options
                   Aggregate Option Exercises  Year End                   at Fiscal Year End<F2>
                                                        (#)                       ($)
                   Shares
                   Acquired      Value
                   On Exercise   Realized
    Name               (#)         ($)<F1>    Exercisable  Unexercisable  Exercisable Unexercisable
James S. Gleason     10,000      116,563       128,900       12,000        2,244,401        0

David J. Burns          989       10,654        16,011        7,000          279,858        0

Ralph E. Harper       1,500       25,875        17,500        2,500          304,121        0

Richard Johnstone       -            -          11,000           -           193,530        0

John B. Kodweis       4,303       20,124        26,000        2,500          438,497        0


<F1>  Based on the difference between the option exercise prices and the average prices in New York Stock Exchange composite transactions of the Company's common stock on the dates of exercise.

<F2>  Based on the difference between the option exercise prices and $32.50, the closing price in New York Stock Exchange composite transactions of the Company's common stock on December 29, 1995.


       PENSION PLAN AND EXECUTIVE AGREEMENTS



          To enhance its ability to attract key employees whose

retirement benefits would be limited by their length of service,

the Company has adopted a Supplemental Retirement Plan ("SRP"),

an unfunded defined benefit plan which, when combined with

benefits from other Company retirement plans in which

participants participate, social security benefits and certain other sources of retirement income, provides participants a

minimum level of total retirement income, up to a maximum of

55% of final average earnings.  Also, the SRP supplements the pension benefits of SRP participants by direct payment of

amounts by which the participant's benefits under the

Retirement Plan are limited by the Internal Revenue Code.

Under the SRP, final average earnings are determined by reference to the three years in which the participant was most highly paid in the five years preceding retirement.  SRP participants, who include all the persons named in the preceding Summary Compensation Table except Mr. Johnstone, are selected by the Executive Compensation

Committee of the Board of Directors.  The following table illustrates the annual retirement benefits payable under the SRP, together with the other retirement plans in which executive officers participate,

without regard to the Internal Revenue Code limitations, calculated on a single life annuity basis.  These hypothetical benefit amounts are reduced by certain other sources of retirement income, including reductions for social security benefits, other retirement

income payable to the employee by prior employers and employer contributions to the employee's account in the Company's

Savings Plan that apply to the SRP.

Final       10 years      20 years      30 years       40 years
Average     of Credited   of Credited   of Credited    of Credited
Earnings    Service       Service       Service        Service
$100,000    $ 30,000      $ 40,000      $ 50,000       $ 55,000

$150,000    $ 45,000      $ 60,000      $ 75,000       $ 82,500

$200,000    $ 60,000      $ 80,000      $100,000       $110,000

$250,000    $ 75,000      $100,000      $125,000       $137,506

$300,000    $ 90,000      $120,000      $150,000       $165,000

$350,000    $105,000      $140,000      $175,000       $192,500



NOTE: As of December 31, 1995, the number of credited full years of service for those persons named in the preceding compensation table are as follows:
          Mr. Gleason: 36; Mr. Burns: 17; Mr. Harper: 23; and
          Mr. Kodweis: 16.

          The Company has agreed that, if Mr. Johnstone was

employed by it through the end of 1995, it will provide him

retirement benefits equivalent to those he would have received had he remained with his former employer, less the value of

such benefits he is entitled to from that employer and less the value of certain other benefits he received from the Company.  Mr.

Johnstone was employed by the Company through the end of 1995 and accordingly has qualified for such benefit.


          The Company has entered into agreements with Messrs.

Gleason, Burns, Harper, Johnstone, and Kodweis providing for severance benefits under certain circumstances ("Executive

Agreements").  The terms "change of control," "cause,"

"disability" and "good reason" are used in the following

description as defined in the Executive Agreements.  If, while there is pending or within two years after a change in control,

the Company terminates the executive's employment other than for cause or due to death or disability, or if the executive terminates his employment for good reason, the executive is

entitled to receive:  (1) salary through the termination date;

(2) normal severance pay plus a cash payment of two times his highest annual compensation (including base salary and

incentive compensation) for the three preceding years; (3) a cash payment to compensate for the additional pension benefits he would have received had he remained employed by the Company for two additional years; (4) a cash payment equal to two times the annual cost of his employee benefits, other than retirement and stock option plans; and (5) a cash payment of the present value of his accrued benefit under SRP, including credit for two additional years of service.  Payments are limited to an amount which will not be subject to the excise tax imposed by

Sections 2806 and 4999 of the Internal Revenue Code.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As indicated previously, the members of the Executive

Compensation Committee are Robert A. Sherman, Chairman, Martin

L. Anderson, Julian W. Atwater, J. David Cartwright, John W.

Guffey, Jr. and Donald D. Lennox.  Julian W. Atwater, P.C. is a partner in the law firm of Nixon, Hargrave, Devans & Doyle LLP, the

Company's general counsel.



                   PROPOSALS OF STOCKHOLDERS



          In order to be eligible for inclusion in the

Company's proxy statement and form of proxy for next year's

Annual Meeting, stockholder proposals that action be taken at the meeting must be received at the Company's principal

executive offices by November 28, 1996.


                         OTHER MATTERS

          The Board of Directors of the Company knows of no

other matters to be presented at the meeting.  However, if any other matters properly come before the meeting, the persons

named in the enclosed proxy will vote on such matters in

accordance with their best judgment.


          The cost of solicitation of proxies will be borne by

the Company.  In addition to solicitation by mail, some

officers and regular employees of the Company may, without

extra compensation, solicit proxies personally or by telephone or telegraph and the Company will request brokerage houses,

nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.


          STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY'S
ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE SECRETARY,
GLEASON CORPORATION, P.O. BOX 22970, ROCHESTER, NEW YORK 14692-
2970.





March 29, 1996

PRELIMINARY COPY
                      GLEASON CORPORATION

                             PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints James S. Gleason and Ralph E. Harper, and either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Gleason Corporation to be held on May 7, 1996, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
                (To be Signed on Reverse Side)

          The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposals (2) and (3).


1.   ELECTION OF DIRECTORS.


         ( )    FOR

         ( )    WITHHELD


     Nominees:  Julian W. Atwater, Robert W. Bjork and
                Donald D. Lennox

     FOR, except vote withheld from the following nominee(s):
     ____________________________________________________


2.   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
     INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 20,000,000 SHARES, PAR VALUE $1.00 PER SHARE.


     (  )   FOR   (  )   AGAINST    (  )   ABSTAIN

3.   PROPOSAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT
     AUDITORS FOR 1996.

     (  )   FOR   (  )   AGAINST    (  )   ABSTAIN

4. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.


IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY
SHALL BE VOTED IN THE ELECTION OF DIRECTORS AND FOR PROPOSALS
(2) AND (3).

_______________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE

Signature(s) __________________________   Date _____________,1996

NOTE: Name of stockholder should be signed exactly as it appears on this proxy. When shares are held jointly, both should sign.